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                             AVIS RENT A CAR, INC.

                                     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 Annual Meeting of Stockholders, May 21, 1998

The undersigned stockholder of AVIS RENT A CAR, INC., a Delaware corporation, hereby appoints Kevin M. Sheehan or Karen C. Sclafani or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Avis Rent
A Car, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York, on May 21, 1998, at 10:00 A.M. (local time), or any adjournment thereof, in accordance with the following instructions.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposals No. 2 and No. 3.

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The Board of Directors recommends a vote "FOR" all nominees and a vote
"FOR" Proposals No. 2 and No. 3.

1.  ELECTION OF DIRECTORS:       R. Craig Hoenshell, F. Robert Salerno,
                                 Stephen P. Holmes, Michael P. Monaco, W.
                                 Alun Cathcart, Leonard S. Coleman, Jr.,
                                 Martin L. Edelman, Deborah L. Harmon, Michael
                                 J. Kennedy and Michael L. Tarnopol.

FOR                           WITHHOLD             INSTRUCTION: To withhold
all nominess listed           Authority to vote    authority to vote for any
above (except as indicated    for all nominees     individual nominee, write
in the space provided) / /    listed above / /     that nominee's name in the
                                                   space provided below.
                                                   ___________________________

2. TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN INCREASING THE MAXIMUM NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN TO 6,000,000.

                FOR                AGAINST               ABSTAIN
                / /                  / /                   / /

3. APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                FOR                AGAINST               ABSTAIN
                / /                  / /                   / /

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

     Dated ________________________________________________________, 1998

     _____________________________________________________________________
                                Signature
     _____________________________________________________________________
                         Signature, if held jointly